Exhibit 99.1

ACCESS INDUSTRIES TO ACQUIRE WARNER MUSIC GROUP

IN $3.3 BILLION ALL-CASH TRANSACTION

NEW YORK, May 6, 2011 – Warner Music Group Corp. (NYSE: WMG) and Access Industries, the U.S.-based industrial group, today announced the execution of a definitive merger agreement under which Access Industries will acquire WMG in an all-cash transaction valued at $3.3 billion. The purchase includes WMG’s entire recorded music and music publishing businesses.

The purchase price of $8.25 per share represents a 34.4% premium over the volume-weighted average share price of $6.14 over the previous six months.

Under the terms of the merger agreement, WMG’s stockholders will receive $8.25 per share in cash at the closing of the transaction. WMG’s Board of Directors approved the transaction and recommended that WMG’s stockholders approve the transaction. In addition to stockholder approval, the transaction is subject to the satisfaction of customary closing conditions and regulatory approvals. It is anticipated that the transaction will be completed in the third calendar quarter of this year.

WMG’s Chairman and CEO, Edgar Bronfman, Jr., said, “We believe this transaction is an exceptional value-maximizing opportunity that serves the best interests of stockholders as well as the best interests of music fans, our recording artists and songwriters, and the wonderful people of this company. We are delighted that Access will be the new steward of this outstanding business. They are supportive of the company’s vision, growth strategy and artists, while bringing a fresh entrepreneurial perspective and expertise in technology and media. Most importantly, Access supports Warner Music’s commitment to our recording artists and songwriters who are the foundation of our current and future success.”

Len Blavatnik, Chairman and founder of Access Industries, said, “I am excited to extend my longstanding involvement with Warner Music. It is a great company with a strong heritage and home to many exceptional artists. I look forward to working closely with the many talented people within the company.”

Jorg Mohaupt, Head of Media at Access Industries, added, “The music industry is at an inflection point where digital adoption is rapidly gaining momentum. Warner Music, as one of the most progressive forces in the music business, is well positioned to capture this opportunity for music creation and distribution.”

Scott Sperling, Presiding Director of WMG, said, “It has been our great pleasure working with the extraordinary team at Warner Music over these past seven years. The company has managed to significantly increase market share and profitability during our ownership period and consistently outperformed even during a challenging period for the industry. Len Blavatnik and Access are likewise deeply committed to the music business and we know that we will be leaving the company in good hands.”

Following the closing of the transaction, WMG will become a privately held company and its stock will no longer be traded on the New York Stock Exchange. The company will retain the Warner Music Group name and will continue to operate out of its current facilities.

Thomas H. Lee Partners L.P. and its affiliates, Bain Capital Partners, LLC and its affiliates, and Edgar Bronfman, Jr., who together hold approximately 56% of the company’s outstanding shares, have entered into a voting agreement with Access under which those stockholders have agreed to vote their shares in favor of the merger.

Access has secured committed financing from Credit Suisse and UBS Investment Bank. These funds, in addition to equity financing from Access, will finance the cash consideration to WMG’s stockholders.

Goldman, Sachs & Co. and AGM Partners LLC acted as financial advisors to WMG, and Paul, Weiss, Rifkind, Wharton & Garrison LLP acted as the company’s legal advisors. Credit Suisse and UBS Investment Bank acted as financial advisors to Access, and Debevoise & Plimpton LLP acted as Access’ legal advisors.

Quarterly Results Announcement

WMG noted that with the proposed transaction, it will not host a conference call to discuss results for the second quarter of fiscal 2011. The company expects to file its Quarterly Report on Form 10-Q for the period ended March 31, 2011 by May 10, 2011.

Additional Information and Where to Find It

In connection with the proposed transaction, WMG intends to file relevant materials with the SEC, including a proxy statement. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THESE DOCUMENTS (IF AND

WHEN THEY BECOME AVAILABLE) AND ANY OTHER RELEVANT DOCUMENTS TO BE FILED WITH THE SEC IN CONNECTION WITH THE PROPOSED TRANSACTION BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT WMG, THE PROPOSED TRANSACTION AND RELATED MATTERS. Investors and security holders may obtain these documents (and any other documents filed by WMG with the SEC) free of charge at the SEC’s website at http://www.sec.gov. In addition, the documents filed with the SEC may be obtained free of charge by directing such requests to WMG’s Investor Relations department at 212-275-2000, or by visiting the Investor Relations portion of WMG’s website at investors.wmg.com. Investors and security holders are urged to read the proxy statement and the other relevant materials when they become available before making any voting or investment decision with respect to the proposed merger.

Participants in Solicitation

WMG and its directors, executive officers and certain other members of WMG’s management may be deemed to be participants in the solicitation of proxies from WMG’s stockholders with respect to the proposed transaction. Information about WMG’s directors, executive officers and members of management is contained in WMG’s most recent proxy statement and annual report on Form 10-K. Stockholders may obtain additional information about the directors and executive officers of WMG and their respective interests with respect to the proposed transaction by security holdings or otherwise, which may be different than those of WMG’s stockholders generally, by reading the definitive proxy statement and other relevant documents regarding the proposed merger, when filed with the SEC. Each of these documents is, or will be, available as described above.

“Safe Harbor” Statement under Private Securities Litigation Reform Act of 1995

This communication includes forward-looking statements that reflect the current views of WMG about future events and financial performance. Words such as “estimates,” “expects,” “anticipates,” “projects,” “plans,” “intends,” “believes,” “forecasts” and variations of such words or similar expressions that predict or indicate future events or trends, or that do not relate to historical matters, identify forward-looking statements. All forward-looking statements are made as of today, and we disclaim any duty to update such statements. Our expectations, beliefs and projections are expressed in good faith and we believe there is a reasonable basis for them. However, we cannot assure you that management’s expectations, beliefs and projections will result or be achieved. Investors should not rely on forward-looking statements because they are subject to a variety of risks, uncertainties, and other factors that could cause actual results to differ materially from our expectations. Please refer to our Form 10-K, Form 10-Qs and our other filings with the U.S. Securities and Exchange Commission concerning factors that could cause actual results to differ materially from those described in our forward-looking statements.

About Access Industries

Access Industries is a privately held, U.S.-based industrial group with long-term holdings worldwide. Access was founded in 1986 by its Chairman, Len Blavatnik, an American industrialist. Access’ industrial focus spans three key sectors: natural resources and chemicals; telecommunications and media; and real estate. (www.accessindustries.com).

Access Industries’ holdings in the digital media sector currently include significant stakes in Perform Group (the online sports broadcaster), Acision (the leading mobile broadband and value added services provider), ICEnet (mobile broadband services provider in Scandinavia), ViKi (the international video site, translating the best of TV and movies into over 150 languages) and Mendeley Research Networks (the social Web application for sharing research papers, discovering research data and collaborating).

About Warner Music Group

Warner Music Group became the only stand-alone music company to be publicly traded in the United States in May 2005. With its broad roster of new stars and legendary artists, Warner Music Group is home to a collection of the best-known record labels in the music industry including Asylum, Atlantic, Cordless, East West, Elektra, Nonesuch, Reprise, Rhino, Roadrunner, Rykodisc, Sire, Warner Bros. and Word. Warner Music International, a leading company in national and international repertoire, operates through numerous international affiliates and licensees in more than 50 countries. Warner Music Group also includes Warner/Chappell Music, one of the world’s leading music publishers, with a catalog of more than one million copyrights worldwide.

Contacts:

For Access Industries:

Brunswick, New York: Stan Neve and Ashley Zandy, + 1 212-333-3810

Brunswick, London: Andrew Garfield and James Olley, + 44 207 404 5959

For Warner Music Group:

Media:

Will Tanous

(212) 275-2244

will.tanous@wmg.com

Investors:

Jill Krutick

(212) 275-4790

jill.krutick@wmg.com

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